UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 25, 2005, Pope & Talbot Ltd., a subsidiary of Pope & Talbot, Inc., completed its purchase of the assets of the Fort St. James sawmill from Canadian Forest Products Ltd., a subsidiary of Canfor Corporation, pursuant to the Asset Purchase Agreement dated December 22, 2004. The acquired assets include timber harvesting rights on lands owned by the Province of British Columbia providing an annual allowable cut of 640,000 cubic meters. The purchase price (including the estimated value of acquired inventory) consisted of a cash payment of approximately $36.7 million and the assumption of approximately $3.4 million of liabilities, primarily reforestation obligations associated with the acquired timber harvesting rights. The cash paid in the acquisition was funded with borrowings under the Company’s credit facilities with The Toronto-Dominion Bank, Bank of Montreal, The Bank of Nova Scotia, Canadian Western Bank, HSBC Bank Canada and Caisse Centrale Desjardins.

The Fort St. James sawmill is located in the northern interior of British Columbia and has an annual capacity of 250 million board feet of spruce, pine, fir (“SPF”) lumber production. The geographic location of the sawmill diversifies the Company’s resource base, and the associated timber tenures significantly increase the Company’s timber base.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 25, 2005, as discussed above, the Company borrowed approximately $36.7 million under its Canadian bank credit facilities to fund the cash purchase price for the Fort St. James sawmill. The Canadian bank credit facilities mature on July 31, 2005 and, unless renewed, convert into two term loans, one with a one-year term and the other with a two-year term, at that time.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Balance Sheets of the acquired business as of March 31, 2005 (unaudited), December 31, 2004 and 2003, and related Statements of Changes in Business Unit Equity, Operations and Cash Flows of the acquired business for the three months ended March 31, 2005 and 2004 (unaudited), and for the years ended December 31, 2004, 2003 and 2002. Included on pages F-1 to F-15 of this Form 8-K/A Amendment No. 1.

(b) Pro Forma Financial Information

Pro forma Balance Sheet as of March 31, 2005 and pro forma Statements of Operations for the three months ended March 31, 2005 and the year ended December 31, 2004. Included on pages F-16 to F-22 of this Form 8-K/A Amendment No. 1.

2

(c) Exhibits

2.1	Asset Purchase Agreement dated December 22, 2004 between Canadian Forest Products Ltd. and Pope & Talbot Ltd. (Incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on December 28, 2004 (SEC File No. 1-7852)).

23.1	Consent of PricewaterhouseCoopers LLP.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 6, 2005.

POPE & TALBOT, INC.
Registrant

By:	/S/ Richard K. Atkinson
Name:	Richard K. Atkinson
Title:	Vice President and Chief Financial Officer

4

Report of Independent Accountants

To the Board of Directors of

Canadian Forest Products Ltd.

We have audited the balance sheets of the Fort St. James Sawmill Business Unit of Canadian Forest Products Ltd., as described in note 1 to the accompanying financial statements, as at December 31, 2004 and 2003 and the statements of operations, changes in business unit equity and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of Canadian Forest Products Ltd.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Fort St. James Sawmill Business Unit of Canadian Forest Products Ltd. as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.

The Fort St. James Sawmill Business Unit of Canadian Forest Products Ltd. is a member of a group of affiliated business units and, as discussed in note 10 to the financial statements, has significant related party transactions with members of the group. Because of these related party transactions, it is possible that the terms are not the same as those that would result from transactions among wholly unrelated parties.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada

April 15, 2005

(except for note 12, which is as at April 25, 2005)

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Balance Sheets

(expressed in thousands of Canadian dollars)

	March 31, 2005	December 31,
		2004	2003
	$	$	$
	(Unaudited)
Assets

Current assets
Future income taxes (note 8)	374	374	484
Inventories (note 3)	20,669	12,416	16,881
Prepaid expenses	334	688	666

	21,377	13,478	18,031

Property, plant, equipment and timber (note 4)	32,335	33,554	38,014

	53,712	47,032	56,045

Liabilities and Business Unit Equity

Current liabilities
Accounts payable and accrued liabilities	2,502	1,668	1,796
Current portion of deferred reforestation (note 5)	1,050	1,050	1,358

	3,552	2,718	3,154

Deferred reforestation (note 5)	2,313	2,076	1,515

Future income taxes - net (note 8)	6,297	6,517	6,960

	12,162	11,311	11,629

Business unit equity (note 1)	41,550	35,721	44,416

	53,712	47,032	56,045

Commitments (note 11)

Subsequent event (note 12)

The accompanying notes are an integral part of these financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Statements of Changes in Business Unit Equity

(expressed in thousands of Canadian dollars)

	Three-month period ended March 31, 2005	Years ended December 31,
		2004	2003	2002
	$	$	$	$
	(Unaudited)
Business unit equity - Beginning of period	35,721	44,416	38,478	42,934
Net earnings (loss) for the period	452	10,732	(8,552)	(6,171)
Net transactions with Canadian Forest Products Ltd.	5,377	(19,427)	14,490	1,715

Business unit equity - End of period	41,550	35,721	44,416	38,478

The accompanying notes are an integral part of these financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Statements of Operations

(expressed in thousands of Canadian dollars)

	Three-month periods ended March 31,		Years ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Sales
Lumber	23,768	26,169	117,710	94,148	106,538
Chips	2,314	2,599	10,417	9,966	9,566

	26,082	28,768	128,127	104,114	116,104

Costs and expenses
Manufacturing and product costs	19,131	22,021	82,698	89,953	97,644
Freight and other distribution costs	3,520	4,212	16,161	15,698	19,004
Countervailing and anti-dumping duties (note 7)	1,947	2,200	9,923	8,431	5,828
Selling and administration	782	673	2,670	3,316	3,214

	25,380	29,106	111,452	117,398	125,690

Earnings (loss) before income taxes	702	(338)	16,675	(13,284)	(9,586)

Provision for (recovery of) income taxes (note 8)	250	(120)	5,943	(4,732)	(3,415)

Net earnings (loss) for the period	452	(218)	10,732	(8,552)	(6,171)

The accompanying notes are an integral part of these financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Statements of Cash Flows

(expressed in thousands of Canadian dollars)

	Three-month periods ended March 31,		Years ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net earnings (loss) for the period	452	(218)	10,732	(8,552)	(6,171)
Items not affecting cash
Amortization	1,219	936	4,762	4,094	4,197
Long-term portion of deferred reforestation	237	641	561	106	68
Future income taxes	(220)	(116)	(332)	(962)	837
Changes in non-cash working capital
Inventories	(8,253)	(6,144)	4,465	(3,473)	2,579
Prepaid expenses	354	481	(22)	549	(404)
Accounts payable and accrued liabilities	834	510	(128)	(1,721)	1,588
Current portion of deferred reforestation	—	(142)	(308)	(627)	652

	(5,377)	(4,052)	19,730	(10,586)	3,346

Cash flows from investing activities
Purchase of property, plant and equipment	—	(61)	(303)	(3,904)	(5,061)

Cash flows from financing activities
Net transactions with Canadian Forest Products Ltd.	5,377	4,113	(19,427)	14,490	1,715

Increase in cash	—	—	—	—	—

Cash - Beginning of period	—	—	—	—	—

Cash - End of period	—	—	—	—	—

The accompanying notes are an integral part of these financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

1	Business description and basis of presentation

These financial statements have been prepared in connection with the sale of a sawmill and certain related woodland assets located in Fort St. James, British Columbia, Canada (the Business Unit or Fort St. James) owned by Canadian Forest Products Ltd. (CFP), a subsidiary of Canfor Corporation, both hereafter referred to as Canfor. These financial statements present the historic financial position, results of operations, and cash flows of Fort St. James on a carve out basis from Canfor as it is operated as if a stand-alone entity subject to Canfor control.

Fort St. James operates a sawmill and related woodlands in Fort St. James, British Columbia that produce spruce-pine-fir lumber and chips. All the lumber produced by the Business Unit is sold internally to Canfor for resale in the home construction and home renovation business. The chips are sold internally to Canfor for the manufacturing of kraft pulp and paper. Canfor is responsible for the marketing of lumber inventory to external customers and the related collection of receivables.

The accompanying financial statements include allocations of certain corporate assets, liabilities and costs. The financial condition, results of operations, and cash flows of the division are not necessarily indicative of the financial condition, results of operations or cash flows that would have been incurred if Fort St. James was a separate legal entity.

Selling and administration expenses of the lumber segment have been allocated to Fort St. James based on specific identification and, where specific identification has been deemed impractical, on a basis that management believes reasonably reflects the cost of services provided. Fringe benefits consisting of such costs as pension, health and welfare, payroll taxes and other are based on a percentage of actual payroll or allocated payroll charges to Fort St. James. Amortization is based upon specific identification of the assets utilized in the Business Unit. Allocated corporate expenses have been charged to Fort St. James based on specific identification or, when this is deemed impractical, on a basis that management believes reasonably reflects the cost of services provided. Management believes these expense allocations adequately reflect the estimated cost of services provided but may not necessarily be indicative of actual costs that would have been incurred if Canfor had not provided these services.

The balance sheets include all assets and liabilities directly attributable to Fort St. James including an allocation of certain corporate assets and liabilities, but exclude cash. Fort St. James participated in the centralized cash management systems of Canfor, and as a result, did not have separate cash accounts.

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

2	Significant accounting policies

Parent company cash flows

Operating transactions such as sales of products and purchases of products and services are settled in the divisional equity account as they occur; accordingly, for purposes of the cash flow statement, no adjustment is required for changes in the amounts due to or from Canfor. The excess cash flows of Fort St. James transferred to the central cash management system of Canfor are reported as financing activities.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. It is reasonably possible that circumstances may arise that cause actual results to differ from management estimates; however, management does not believe it is likely that such differences will materially affect Fort St. James’ financial position.

Significant areas requiring the use of management estimates are deferred reforestation costs, inventory valuations, amortization rates, accrued anti-dumping duties and pension and other benefit plan assumptions.

Valuation of inventories

Inventories of wood products are valued at the lower of average cost and net realizable value. Logs and chips are valued at average cost or the greater of net realizable value and replacement cost if lower than average cost. Processing materials and supplies are valued at the lower of average cost and replacement cost.

Property, plant, equipment and timber

Fort St. James capitalizes the costs of major replacements, extensions and improvements to plant and equipment.

Assets are amortized over the following estimated productive lives:

Buildings	10 to 50 years
Sawmill machinery and equipment	5 to 10 years
Logging machinery and equipment	5 to 10 years
Logging roads and bridges	5 to 20 years

Amortization of logging and manufacturing assets is calculated on a unit-of-production basis. Amortization of plant and equipment not employed in logging and manufacturing is calculated on a straight-line basis.

Logging roads are amortized on a basis related to the volume of timber harvested. Renewable timber licences are amortized over the estimated free-to-grow cycle as volume is harvested, which is approximately 100 years.

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

Deferred reforestation

Canfor accrues the undiscounted cost of the reforestation required under its timber harvest agreements at the time that the timber is harvested. The liability is re-measured at fair value at the end of the fiscal period.

Employee benefit plans

Fort St. James participates, together with its parent company, in a group defined benefit plan (Group Plan) providing both pension and other retirement benefits to most of its salaried employees. The assets of the Group Plan are not segregated for each participating entity and are used to provide pensions to all members of this plan. As a result, Fort St. James is required to account for the Group Plan as a multi-employer plan whereby contributions are expensed as paid.

For hourly employees covered by forest industry union defined benefit pension plans, earnings are charged with Fort St. James’ contributions required under a collective agreement.

Revenue recognition

Fort St. James’ revenues are derived from softwood lumber and chips. All lumber sales are internal to Canfor, which is then responsible for the marketing of lumber inventory to external customers. The sales function, including billing and collection, is performed by Canfor. Chips are sold internally to Canfor for the manufacturing of kraft pulp and paper.

Sales to Canfor are recognized when goods are shipped from Fort St. James to Canfor at a price that is fixed or determinable.

Sales are reported net of an estimated allocation of Canfor’s discounts and allowances. Amounts charged to Canfor for shipping and handling are recognized as revenue, and shipping and handling incurred by Fort St. James are reported as a cost of sales. Lumber duties are recorded as a component of cost of sales.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment when the occurrence of events or changes in circumstances indicate that the carrying value of the assets may not be recoverable, as measured by comparing of their net book value to the estimated future cash flows generated by their use. Impaired assets are recorded at fair value, determined principally using discounted future cash flows expected from their use and eventual disposition.

Interest expense

No interest expense is allocated to Fort St. James by Canfor.

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

Income taxes

Fort St. James is included in the Canfor income tax returns. Income taxes are provided for Fort St. James as if it were a separate legal entity that incurs and pays taxes at the estimated statutory rate, including provincial taxes. These financial statements include an allocation of future income taxes of Canfor, which are recorded using the liability method. Under this method, future income tax assets and liabilities are determined based on the temporary differences between the accounting basis and the tax basis of assets and liabilities. These temporary differences are measured using the current tax rates and laws expected to apply when these differences reverse. Future tax benefits, such as capital loss carry-forwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in income tax rates is recognized in earnings in the period that the substantive enactment date of the change occurs.

3	Inventories

	March 31, 2005	December 31,
		2004	2003
	$	$	$
	(Unaudited)
Logs	12,852	6,357	8,580
Lumber	4,779	3,100	5,723
Processing materials and supplies	2,890	2,926	2,570
Chips	148	33	8

	20,669	12,416	16,881

4	Property, plant, equipment and timber

	Cost	March 31, 2005
		Accumulated amortization	Net
	$	$	$
	(Unaudited)	(Unaudited)	(Unaudited)
Sawmill and equipment	82,869	63,250	19,619
Logging equipment	2,290	2,286	4
Logging roads and bridges	15,904	14,778	1,126
Timber	13,936	2,350	11,586

	114,999	82,664	32,335

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

	December 31, 2004
	Cost	Accumulated amortization	Net
	$	$	$
Sawmill and equipment	82,870	62,150	20,720
Logging equipment	2,288	2,284	4
Logging roads and bridges	15,904	14,695	1,209
Timber	13,936	2,315	11,621

	114,998	81,444	33,554

	December 31, 2003
	Cost	Accumulated amortization	Net
	$	$	$
Sawmill and equipment	82,748	57,844	24,904
Logging equipment	4,021	4,021	—
Logging roads and bridges	15,733	14,384	1,349
Timber	13,936	2,175	11,761

	116,438	78,424	38,014

5	Deferred reforestation

The company’s reforestation obligation and expense are as follows:

	March 31, 2005	December 31,
		2004	2003
	$	$	$
	(Unaudited)
Reforestation obligation - Beginning of period	3,126	2,874	3,395
Expense for the period	237	1,335	1,500
Less: Paid during the period	—	(1,083)	(2,022)

Reforestation obligation - End of period	3,363	3,126	2,873

Current	1,050	1,050	1,358
Long term	2,313	2,076	1,515

	3,363	3,126	2,873

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

The total undiscounted amount of the estimated cash flows required to settle the obligation at December 31, 2004 was $3,404 (2003 - $3,092) (March 31, 2005 - $3,662 (unaudited)) with payments spread over 15 years. The estimated cash flows have been adjusted for inflation and discounted using credit-adjusted risk-free rates ranging from 3% to 6%.

6	Employee future benefits

Fort St. James, together with its parent company, maintains a defined benefit pension plan for certain employees and provides other post-employment benefits.

Contributions to the group defined benefit pension plan, which is accounted for as a defined contribution plan, are expensed as paid.

Information about the benefit plans is as follows:

	December 31, 2004		December 31, 2003		December 31, 2002
	Pension benefit plans	Other benefit plans	Pension benefit plans	Other benefit plans	Pension benefit plans	Other benefit plans
	$	$	$	$	$	$
Benefit plan expense recognized in the year	73	51	17	42	17	24

The pension expense for the period ended March 31, 2005 was $31,000 (unaudited) (March 31, 2004 - $31,000 (unaudited)).

Canfor contributes to various forest industry union defined benefit pension plans providing both pension and other retirement benefits. These plans are accounted for as defined contribution plans. Contributions to these plans, not included in the cost recognized for defined contribution plans above, amounted to $1,482,000 in 2004 (2003 - $1,397,000; 2002 - $1,167,000).

7	Countervailing and anti-dumping duties

Lumber sales to the U.S. are subject to various duties. The duty expenses, assets and liabilities recorded represent an allocation of Canfor’s overall duty rates, including the effects of duty adjustments and changes in estimates.

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

The U.S. Department of Commerce (DOC) imposed an 18.79% countervailing duty (CVD) on Canadian lumber shipments to the U.S. effective May 16, 2002. Canfor’s company-specific cash deposit rate was subsequently reduced to 12.24%, effective prospectively from March 10, 2004. On December 14, 2004, after completing its administrative review for the period from May 2002 to April 2003 (POR1), the DOC determined the CVD assessment rate of 17.18% applicable to all Canadian companies for POR1. On February 24, 2005, the DOC announced a further reduction to the rate, to 16.37% applicable to POR1 and to future cash deposits, due to a calculation error on its part. The Business Unit expensed CVD at the prevailing cash deposit rates on the dates of shipment.

The DOC also imposed anti-dumping duties (ADD) on Canadian lumber shipments to the U.S. effective May 16, 2002. Canfor’s company-specific rate was determined at 5.96%. On December 14, 2004, the DOC reduced the ADD rate to 1.83% for U.S. lumber shipments after December 20, 2004. The Business Unit expensed ADD at the prevailing cash deposit rates on the dates of shipment.

8	Income taxes

The tax effects of the significant components of temporary differences that give rise to future income tax assets and liabilities are as follows:

	March 31, 2005		December 31, 2004		December 31, 2003
	Current	Long term	Current	Long term	Current	Long term
	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Future income tax assets
Reforestation obligation	374	824	374	838	484	617
Future income tax liabilities
Depreciable capital assets	—	(7,121)	—	(7,355)	—	(7,577)

Future income taxes - net	374	(6,297)	374	(6,517)	484	(6,960)

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

Components of tax expense are as follows:

	Three-month periods ended March 31,		Years ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Future income tax expense	(220)	(116)	(332)	(962)	837
Current income tax expense	470	(4)	6,275	(3,770)	(4,252)

	250	(120)	5,943	(4,732)	(3,415)

There are no significant permanent differences that would have caused the Business Unit’s estimated statutory rate to differ from its effective tax rate.

The estimated statutory tax rate for 2002 - 2005 is 35.62%.

9	Financial instruments

Currency risk

A significant portion of Canfor’s income from operations is generated from sales denominated in U.S. dollars. In order to manage some of the risk associated with fluctuating exchange rates, Canfor enters into forward exchange contracts from time to time. The realized gains or losses on these contracts have not been allocated to Fort St. James.

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

10	Related party transactions

Transactions with related parties occur at fair market value. Fort St. James had the following transactions with Canfor and its affiliates during the period:

	Three-month periods ended March 31,		Years ended December 31,
	2005	2004	2004	2003	2002
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Sales of lumber	23,768	26,169	117,710	94,148	106,538
Sales of chips	2,314	2,599	10,417	9,966	9,566
Allocation of corporate expenses (1)	1,043	1,287	4,844	5,534	5,785

(1)	These cost allocations have been included as discounts and allowances in lumber sales or as manufacturing and product costs or selling and administration expenses, depending on their nature.

11	Commitments

Fort St. James has entered into operating leases for equipment and vehicles used in operations. These leases are paid via charges from Canfor. Minimum lease payments required under the remaining terms of the leases are as follows:

$
Year ending December 31
2005	945
2006	756
2007	655
2008	160
2009	3
Thereafter	—

Total minimum lease payments	2,519

12	Subsequent event

On April 25, 2005, Canfor completed its sale of the specified assets, liabilities and contractual commitments of the Fort St. James Sawmill Business Unit.

These accompanying notes are an integral part of the financial statements.

Canadian Forest Products Ltd.

Fort St. James Sawmill Business Unit

Notes to Financial Statements

March 31, 2005 (unaudited) and December 31, 2004, 2003 and 2002

(expressed in thousands of Canadian dollars)

13	Differences between accounting principles generally accepted in Canada and in the United States

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which differ in certain respects from accounting principles generally accepted in the United States (U.S. GAAP). There are no material differences that would affect the statements of operations, changes in business unit equity, cash flows or the balance sheets. Under U.S. GAAP, comprehensive income comprises net income only. Certain additional disclosures as required under U.S. GAAP have not been provided as permitted by the Securities and Exchange Commission.

These accompanying notes are an integral part of the financial statements.

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial data gives effect to the Company’s acquisition of the Fort St. James sawmill business from Canadian Forest Products Ltd., a subsidiary of Canfor Corporation. The unaudited pro forma financial data is presented in U.S. dollars and in accordance with U.S. GAAP. Fort St. James’ statements of earnings for the three months ended March 31, 2005 and for the year ended December 31, 2004 were converted from Canadian dollars to U.S. dollars using an average exchange rate for each period of 0.8156 and 0.7696 U.S. dollars per Canadian dollar, respectively. Fort St. James’ balance sheet was converted at 0.8247 U.S. dollars per Canadian dollar, the exchange rate effective on March 31, 2005. The assumptions and adjustments are described in the accompanying notes to the unaudited pro forma financial data. The unaudited pro forma financial data gives effect only to adjustments set forth in the accompanying notes and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

The Company acquired the assets of Fort St. James in a transaction accounted for as a purchase on April 25, 2005. The cash purchase price was $36.7 million plus the assumption of $3.4 million of liabilities, and the Company incurred direct acquisition costs of $0.8 million. The cash purchase price was funded by borrowings under the Company’s credit facilities. The assets acquired and liabilities assumed in connection with the Fort St. James sawmill acquisition were recorded at estimated fair values as determined by management based on information currently available and on current assumptions as to future operations. The Company has allocated the purchase price based on preliminary estimates of the fair values of the assets and liabilities acquired. Accordingly, the allocation of the purchase price and the assigned estimated useful lives of assets are subject to revision, based on the final determination of appraised and other fair values, and related tax effects. The unaudited pro forma statements of operations have been presented as if the acquisition of the Fort St. James business had occurred on January 1, 2004, while the unaudited pro forma balance sheet has been presented as if the acquisition occurred on March 31, 2005.

The following unaudited pro forma financial data is presented for illustrative purposes only and does not purport to be indicative of actual financial position or results of operations as of or for the dates thereof, or as of or for any other future date, and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the acquisition been completed on the above-referenced dates.

The unaudited pro forma financial data should be read in conjunction with the Company’s historical consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and the historical consolidated financial statements of Fort St. James included elsewhere in this report.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2005

(U.S. dollars in thousands except per share amounts)

	Pope & Talbot	Fort St. James	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Pulp	$115,202	$—	$—		$115,202
Wood Products
Lumber	80,997	19,386	—		100,383
Chips, logs and other	11,011	1,887	—		12,898

	92,008	21,273	—		113,281

Total revenues	207,210	21,273	—		228,483
Costs and expenses:
Pulp cost of sales	111,251	—	—		111,251
Wood Products cost of sales	83,379	20,063	(365	)(A)	102,876
			(201	)(B)
Selling, general and administrative	8,622	638	—		9,260

	203,252	20,701	(566)		223,387

Operating income	3,958	572	566		5,096

Interest expense, net	5,135	—	344	(C)	5,479

Income (loss) before income taxes	(1,177)	572	222		(383)
Income tax provision (benefit)	(532)	204	171	(D)	(157)

Net income (loss)	$(645)	$368	$51		$(226)

Basic and diluted net loss per common share	$(0.04)				$(0.01)

Weighted average shares outstanding	16,157				16,157

Unaudited Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended December 31, 2004

(U.S. dollars in thousands except per share amounts)

	Pope & Talbot	Fort St. James	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Pulp	$432,525	$—	$—		$432,525
Wood Products
Lumber	290,766	90,591	—		381,357
Chips, logs and other	39,374	8,017	—		47,391

	330,140	98,608	—		428,748

Total revenues	762,665	98,608	—		861,273
Costs and expenses:
Pulp cost of sales	407,014	—	—		407,014
Wood Products cost of sales	286,799	83,720	(1,293	)(A)	369,999
			773	(B)
Selling, general and administrative	34,170	2,055	—		36,225

	727,983	85,775	(520)		813,238

Operating income	34,682	12,833	520		48,035

Interest expense, net	20,256	—	1,229	(C)	21,485

Income (loss) before income taxes	14,426	12,833	(709)		26,550
Income tax provision (benefit)	3,299	4,574	(320	)(D)	7,553

Net income (loss)	$11,127	$8,259	$(389)		$18,997

Basic net income per common share	$0.70				$1.19

Diluted net income per common share	$0.69				$1.18

Weighted average shares outstanding:
Basic	15,902				15,902
Dilutive effect of common stock equivalents	214				214

Diluted weighted average shares outstanding	16,116				16,116

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2005

(U.S. dollars in thousands)

	Pope & Talbot	Fort St. James	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$10,032	$—	$(808	)(C)	$9,224
Accounts receivable	71,884	—	—		71,884
Inventories	121,346	17,045	(5,590	)(F)	132,801
Other current assets	14,090	584	(390	)(F)	14,284

Total current assets	217,352	17,629	(6,788)		228,193
Properties:
Plant and equipment, net	327,966	17,111	2,625	(G)	347,702
Land and timber cutting rights	9,157	9,555	319	(H)	19,031

Total properties, net	337,123	26,666	2,944		366,733
Other assets	19,172	—	—		19,172

	$573,647	$44,295	$(3,844)		$614,098

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,673	$—	$—		$6,673
Accounts payable and accrued payroll	66,605	1,845	(1,845	)(F)	66,605
Other accrued liabilities	23,420	219	627	(I)	24,266
Current portion of reforestation	6,495	866	299	(J)	7,660

Total current liabilities	103,193	2,930	(919)		105,204
Long-term liabilities:
Long-term debt, net of current portion	246,600	—	36,738	(C)	283,338
Reforestation	5,891	1,907	(474	)(J)	7,324
Other long-term liabilities	57,884	5,193	(4,924	)(K)	58,153

Total long-term liabilities	310,375	7,100	31,340		348,815
Stockholders’ equity	160,079	34,265	(34,265	)(F)	160,079

	$573,647	$44,295	$(3,844)		$614,098

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(U.S. dollars in thousands)

(A)	Depreciation and Amortization

Costs and expenses for Wood Products in the Unaudited Pro Forma Condensed Combined Financial Statements have been adjusted to reflect the allocated purchase price of plant, equipment and timber cutting rights and our estimate of their respective lives. In addition, Fort St. James used the units of production method to depreciate logging and manufacturing assets. Pro forma depreciation of this equipment was computed using the straight-line depreciation method in conformance with our depreciation policies.

The following average lives were assigned to the indicated category:

Building and improvements	11 to 15 years
Machinery and equipment	7.5 years
Mobile equipment	5.3 years
Timber cutting rights	50 years

(B)	Lumber Import Duties

The Company’s Canadian subsidiary, Pope & Talbot Ltd., is subject to import duties on lumber sales into the U.S. The countervailing and anti-dumping duty rates have been determined by the U.S. Department of Commerce (DOC). Certain Canadian companies received specific rates, and all other companies, including Pope & Talbot, Ltd., are subject to rates determined as the average of the rates applicable to those companies with specific rates.

The duties expensed by the Fort St. James operations reflected the prevailing cash deposit rates assigned to Canfor during the periods presented. The adjustments indicated revise the Fort St. James lumber import duties to the pro forma amounts using Pope & Talbot Ltd.’s import duty rates for those periods.

(C)	Financing and Interest Expense

The cash paid for the acquisition of Fort St. James was funded with borrowings under the Company’s credit facilities. Direct acquisition costs were paid from existing cash balances. The pro forma interest expense on such financing was estimated to be $1.2 million for the year 2004 and $0.3 million for the first quarter of 2005. Interest expense was calculated using the rates associated with the Company’s Canadian credit facilities in effect at the times of the borrowings, net of commitment fees paid on the unused lines during those periods. The effective net interest rate on the borrowings was 3.8 percent for the three months ended March 31, 2005 and 3.5 percent for the year ended December 31, 2004.

(D)	Income Tax Provision

The tax provision for Fort St. James was calculated as if it were a separate legal entity that incurred and paid taxes at the estimated statutory rate, including provincial taxes. The Fort St. James operation was merged into Pope & Talbot Ltd. The combined pro forma tax provision has been adjusted to reflect the assumed inclusion of the results of operations of Fort St. James with Pope & Talbot Ltd. during the periods presented.

(E)	Purchase Price Allocation

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared on the basis of assumptions relating to the allocation of the total purchase price to the assets and liabilities of Fort St. James based upon preliminary estimates of their fair value. The actual allocation of the total purchase price may differ from those assumptions after valuations and other procedures are completed.

The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed was as follows:

Inventories	$11,455
Plant and equipment	19,736
Timber cutting rights	9,874
Other assets	194
Reforestation liabilities	(2,598)
Other liabilities	(846)

Estimated fair value of net assets acquired	$37,815

The purchase price was calculated as follows:

Cash payment	$36,738
Direct acquisition costs	808
Deferred tax effect of applying purchase accounting	269

Total purchase price	$37,815

(F)	Assets and Liabilities Not Acquired

Under the Asset Purchase Agreement dated December 22, 2004 (the “APA”), the Company acquired specific assets and assumed certain liabilities with respect to the Fort St. James sawmill. Therefore, those assets and liabilities not acquired or assumed on April 25, 2005 have been excluded from the Pro Forma Condensed Combined Balance Sheet.

(G)	Plant and Equipment

To adjust plant and equipment:

Allocated purchase price to plant and equipment	$19,736
Plant and equipment, net at recorded cost	17,111

Net increase to plant and equipment	$2,625

(H)	Timber Cutting Rights

In accordance with the APA, Canfor subdivided one of its forest licenses to form the forest license acquired by the Company. The adjustment to land and timber cutting rights is indicated below:

Allocated purchase price to timber cutting rights	$9,874
Timber cutting rights at recorded cost	9,555

Net increase to timber cutting rights	$319

(I)	Other Accrued Liabilities

The adjustment to other accrued liabilities is computed as follows:

Other accrued liabilities not assumed	$(219)
Liabilities recorded at acquisition date:
Sawmill site environmental cleanup costs	243
Employee benefits	378
Other accrued liabilities	225

Net increase to other accrued liabilities	$627

(J)	Reforestation Obligations

The Company assumed all reforestation obligations associated with the forest license acquired through the subdivision of one of Canfor’s forest licenses. The adjustment to reforestation liabilities is indicated below:

	Short-Term	Long-Term	Total
Fair value of reforestation liabilities	$1,165	$1,433	$2,598
Reforestation liabilities at recorded amounts	866	1,907	2,773

Net increase (decrease) to reforestation liabilities	$299	$(474)	$(175)

(K)	Other Long-Term Liabilities

The adjustment to Other long-term liabilities is computed as follows:

Long term liabilities not assumed	$(5,193)
Deferred tax effect of applying purchase accounting	269

Net decrease to other long-term liabilities	$(4,924)